                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FROM:             Health Fitness Corporation
                  3600 American Blvd West, Suite 560
                  Minneapolis, Minnesota 55431

CONTACT:          Wes Winnekins,
                  Chief Financial Officer
                  952.897.5275 or wes.winnekins@hfit.com

HEALTH FITNESS CORPORATION ANNOUNCES SIGNIFICANT INCREASE IN FINANCIAL PERFORMANCE FOR FOURTH QUARTER AND YEAR-END 2004 RESULTS

MINNEAPOLIS, MN, MARCH 7, 2005 -- Health Fitness Corporation (OTC Bulletin
Board: HFIT) today announced financial results for the fourth quarter and year ended December 31, 2004. Highlights for the fiscal year were:

    o    Total revenue increased 66.6% over the prior year to $52.5 million;

    o    Health improvement services revenue increased 171.3% to $2.3 million;
         and

    o Positive net earnings applicable to common shareholders of $1.6 million compared to a net loss of $27 thousand in 2003.

"2004 was an important year for the maturation of our company," said Jerry Noyce, President and Chief Executive Officer. "During 2004, we completed the integration of our acquisition of the Health and Fitness Services Business of Johnson & Johnson Healthcare Systems Inc. Prior to the acquisition, we were noted for being the largest provider of corporate fitness management services, and Johnson & Johnson was noted as a leading provider of employee health and wellness management services. As a result of combining the best practices, programs and people of both companies, we are uniquely positioned to meet the growing demands of major corporations to provide solutions to address employee health issues and rising corporate healthcare costs."

Noyce also noted that the Company made significant progress in a number of other areas during 2004, including:

    o The number of sites managed by HFC grew to 403 at the end of 2004, up from 386 at the end of 2003.

    o Working capital increased $1,700,652 to $3,955,534 for 2004, compared to $2,254,882 for 2003.

    o Long-term debt decreased $2,737,253 to $1,612,759 for 2004, from $4,350,012 for 2003. In December 2004, the Company prepaid a 12%, $2,000,000 Secured Senior Subordinated Note.

FOURTH QUARTER PERFORMANCE

For the fourth quarter of 2004, revenue increased $4,721,342, or 53.8% to 13,504,239, from $8,782,897 for the same period in 2003. Of this increase, $4,283,817 is primarily attributable to management services revenue acquired in connection with the Company's December 2003 acquisition of the Health and Fitness Services Business of Johnson & Johnson Healthcare Systems Inc, as well as growth in management services revenue from new 2004 contracts. The Company also saw revenue from its health improvement program services grow $437,525 to $725,444 for the fourth quarter of 2004, from $287,919 for the same period in 2003.


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For the fourth quarter of 2004, the Company reported net earnings applicable to common shareholders of $314,995, compared to a net loss applicable to common shareholders of $600,353 for the same period in 2003. This positive change of $915,348 is primarily attributable to a $643,635 increase in operating income, a $104,541 decrease in income tax expense and the difference in one-time charges between 2004 and 2003. With respect to one-time charges, the Company incurred non-cash dividend expense of $659,930 in the fourth quarter of 2003 on preferred stock the Company issued to finance its Johnson & Johnson acquisition. In December 2004, the Company incurred a one-time charge to interest expense of $474,669, of which $394,669 was non-cash, related to the prepayment of a $2,000,000 Secured Senior Subordinated Note.

Net earnings per diluted share were $0.02 for the fourth quarter of 2004, compared with a net loss per diluted share of $0.05 for the same period in 2003.

YEAR-END PERFORMANCE

For 2004, revenue increased $20,975,846, or 66.6% to $52,454,668, from
$31,478,822 for 2003. Of this increase, $19,494,200 is primarily attributable to acquired management services revenue, growth in management services revenue from new 2004 contracts and higher consulting revenue. The remaining increase in revenue is attributable to the Company's health improvement program services, which grew $1,481,646 to $2,346,726 in 2004, from $865,080 in 2003.

For 2004, the Company also reported net earnings applicable to common shareholders of $1,587,620, compared to a net loss applicable to common shareholders of $27,254 for 2003. This positive change of $1,614,874 is primarily attributable to a $2,172,500 increase in operating income between 2004 and 2003. However, the full effect of this increase in operating income was not fully realized due primarily to higher interest and income tax expenses, and the difference in one-time charges between 2004 and 2003.

Net earnings per diluted share were $0.10 for 2004, compared with a net loss per diluted share of $0.00 for 2003.

ABOUT THE COMPANY

Health Fitness Corporation is the leading provider of results-oriented health improvement management services to corporations, hospitals, universities and communities. Serving clients since 1975, the Company provides fitness and health improvement services at more than 400 sites across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com

FORWARD-LOOKING STATEMENTS

Certain statements in this release that are not historical facts, including, without limitation, those relating to management's belief that the Company is uniquely positioned to meet the growing demands of major corporations to provide solutions to address employee health issues and rising corporate healthcare costs, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, our inability to meet the growing demands of major corporations and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

Final Tables Follow


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HEALTH FITNESS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                  Three Months Ending            Years Ending
                                                                12/31/04     12/31/03       12/31/04     12/31/03
                                                              --------------------------  -------------------------
                                                                Unaudited    Unaudited

REVENUE                                                       $13,504,239   $8,782,897    $52,454,668  $31,478,822


COSTS OF REVENUE                                                9,921,400    6,949,009     38,995,451   24,943,625
                                                              --------------------------  -------------------------

GROSS PROFIT                                                    3,582,839    1,833,888     13,459,217    6,535,197

OPERATING EXPENSES
    Salaries                                                    1,419,443      837,100      5,600,203    3,244,639
    Selling, general, and administrative                        1,001,964      625,380      3,440,134    1,849,317
    Amortization of acquired intangible assets                    219,583       73,194        878,333       73,194
                                                              --------------------------  -------------------------
       Total operating expenses                                 2,640,990    1,535,674      9,918,670    5,167,150
                                                              --------------------------  -------------------------

OPERATING INCOME                                                  941,849      298,214      3,540,547    1,368,047

OTHER INCOME (EXPENSE)
    Interest expense                                              (84,873)    (121,443)      (465,571)    (204,430)
    Interest cost - early debt repayment costs                   (474,669)          --       (474,669)          --
    Other, net                                                       (656)      32,403          1,642       (2,405)
                                                              --------------------------  -------------------------
EARNINGS BEFORE INCOME TAXES
                                                                  381,651      209,174      2,601,949    1,161,212
INCOME TAX EXPENSE                                                 45,056      149,597        927,929      528,536
                                                              --------------------------  -------------------------
NET EARNINGS                                                      336,595       59,577      1,674,020      632,676

    Deemed dividend to preferred shareholders                          --      656,096             --      656,096
    Dividend to preferred shareholders                             21,600        3,834         86,400        3,834
                                                              --------------------------  -------------------------

NET EARNINGS (LOSS) APPLICABLE TO COMMON SHAREHOLDERS         $   314,995   $ (600,353)   $ 1,587,620      (27,254)
                                                              ==========================  =========================

NET EARNINGS PER COMMON SHARE
    Basic                                                     $      0.03   $    (0.05)          0.13         0.00
    Diluted                                                          0.02        (0.05)          0.10         0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
    Basic                                                      12,566,735   12,356,315     12,503,345   12,332,363
    Diluted                                                    16,349,043   12,356,315     16,151,017   12,332,363



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HEALTH FITNESS CORPORATION
CONSOLIDATED BALANCE SHEETS

                                                                                              December 31,
                                                                                           2004           2003
                                                                                      --------------- -------------

ASSETS
CURRENT ASSETS
    Cash                                                                              $     241,302  $     281,294
    Trade and other accounts receivable, less allowances of $211,000 and
       $131,000 at December 31, 2004 and 2003                                             8,147,430      5,218,224
    Prepaid expenses and other                                                              213,954        187,347
    Deferred tax assets                                                                   1,660,100        850,300
                                                                                      -------------- -------------
           Total current assets                                                          10,262,786      6,537,165

PROPERTY AND EQUIPMENT, net                                                                 150,308        177,217

OTHER ASSETS
    Goodwill                                                                              9,022,501      8,725,574
    Customer contracts, less accumulated amortization of $875,700 and
       $67,400 at December 31, 2004 and 2003                                                854,306      1,662,639
    Trademark, less accumulated amortization of $75,800 and $5,800 at
       December 31, 2004 and 2003                                                           274,167        344,166
    Other intangible assets, less accumulated amortization of $81,300 and
       $4,200 at December 31, 2004 and 2003                                                  61,493        138,582
    Cash held in escrow                                                                          --        471,999
    Deferred tax assets                                                                     221,400      1,686,301
    Other                                                                                    87,015         64,458
                                                                                      -------------- -------------
                                                                                      $  20,933,976  $  19,808,101
                                                                                      ============== =============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                                                  840,155        569,730
    Accrued salaries, wages, and payroll taxes                                            2,768,734      1,607,157
    Other accrued liabilities                                                               495,770        450,255
    Accrued self funded insurance                                                           225,500        228,084
    Deferred revenue                                                                      1,977,093      1,427,057
                                                                                      -------------- -------------
           Total current liabilities                                                      6,307,252      4,282,283

LONG-TERM OBLIGATIONS                                                                     1,612,759      4,350,012

COMMITMENTS AND CONTINGENCIES                                                                    --             --

PREFERRED STOCK, $0.01 par value; 10,000,000 shares authorized, 1,063,945 and 1,003,833 shares issued and outstanding at December 31, 2004 and
     2003                                                                                 1,530,232      1,443,833
STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 50,000,000 shares authorized;
       12,582,170 and 12,357,334 shares issued and outstanding at December
       31, 2004 and 2003                                                                    125,822        123,573
    Additional paid-in capital                                                           17,836,675     17,671,536
    Accumulated comprehensive income from foreign currency translation                        2,459          5,707
    Accumulated deficit                                                                  (6,481,223)    (8,068,843)
                                                                                      -------------- -------------
                                                                                         11,483,733      9,731,973
                                                                                      -------------- -------------
                                                                                      $  20,933,976  $  19,808,101
                                                                                      ============== =============